                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 ____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                 ____________

                               Fonix Corporation
            (Exact name of registrant as specified in its charter)
                                 ____________

       Delaware                                           22-2994719
(State or other jurisdiction                             I.R.S. Employer
of incorporation or organization)                       Identification No.


                         Eagle Gate Tower, Suite 1225
                             60 East South Temple
                          Salt Lake City, Utah 84111
                                (801) 328-8700

             (Address of principal executive offices and Zip Code
                        and Telephone Number of Issuer)


                     1998 Stock Option and Incentive Plan
                           (Full Title of the Plan)
                       ________________________________


                    Douglas L. Rex, Chief Financial Officer
                               Fonix Corporation
                         Eagle Gate Tower, Suite 1225
                             60 East South Temple
                     Salt Lake City, Utah 84111
                                (801) 328-8700
           (Name, address and telephone number, including area code,
                             of agent for service)

                                  Copies to:
                            Jeffrey M. Jones, Esq.
                         Durham, Jones & Pinegar, P.C.
                        50 South Main Street, Suite 850
                          Salt Lake City, Utah  84144
                                (801) 538-2424

                                   CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
Title of each class    Proposed maximum                      Proposed maxi-
of securities to be    Amount to be      offering price per  mum aggregate     Amount of
registered             registered/(1)/   share               offering price    registration fee/(4)/
----------------------------------------------------------------------------------------------------
Common Shares,         2,800,000 shares     $1.18           $ 3,304,000/(3)/          $  918.51
par value $.0001
per share, subject to
stock options granted
to directors

Common Shares,           400,000 shares     $1.18           $   472,000/(3)/          $  131.22
par value $.0001
per share, subject
to stock options
granted to employees

Common Shares,           707,500 shares     $1.53           $ 1,082,475/(3)/          $  300.93
par value $.0001
per share, subject
to stock options
granted to employees

Common Shares,         6,092,500 shares     $1.25/(2)/      $ 7,615,625/(2)/          $2,117.14
par value $.0001
per share, subject
to stock awards,
stock options or
stock warrants to
be granted to
employees, directors,
or consultants
                                                                                      ---------
                                                                                      $3,467.80
                                                                                      =========
____________________________________________________________________________________________________

/(1)/ This Registration Statement also covers an indeterminate number of Common Shares that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

/(2)/ Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Shares as reported on NASDAQ on March 17, 1999 (within 5 business days prior to the date of filing the registration statement).

/(3)/ Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the price at which the options may be exercised.

/(4)/ $278 per $1,000,000 of aggregate offering price, pursuant to Section 6(b) of the Securities Act of 1933.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees and consultants as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.             Incorporation of Documents by Reference.
------              ---------------------------------------

     The following documents filed with the Commission by Fonix Corporation (the "Company") are incorporated herein by reference:

     (a) The Company's Annual Report on Forms 10-K and 10-K/A for the fiscal year ended December 31, 1997;

     (b) The Company's Current Report on Form 8-K as filed on February 3, 1998;

     (c) The Company's Current Report on Form 8-K as filed on February 17, 1998;

     (d) The Company's Current Report on Form 8-K as filed on March 2, 1998;

     (e) Amendment No. 1 on Form 8-K/A as filed on March 5, 1998;

     (f) The Company's Current Report on Form 8-K as filed on March 30, 1998;

     (g) Amendment No. 1 on Form 8-K/A as filed on May 21, 1998;

     (h) The Company's Current Report on Form 8-K as filed on September 17,
1998;

     (i) The Company's Current Report on Form 8-K as filed on November 13, 1998;

     (j) Amendment No. 1 on Form 8-K/A as filed on November 16, 1998;

     (k) The Company's Current Report on Form 8-K as filed on January 7, 1999;

     (l) The Company's Quarterly Report on Forms 10-Q and 10-Q/A for the quarter ended March 31, 1998;

     (m) The Company's Quarterly Report on Forms 10-Q and 10-Q/A for the quarter ended June 30, 1998;

     (n) The Company's Quarterly Report on Forms 10-Q and 10-Q/A for the quarter ended September 30, 1998; and

     (o) Description of the class of securities of the Company to be offered, (incorporated by reference to the Registration Statement of the Company previously filed, pursuant to which the class of Common Stock of the Company was registered under the Securities Exchange Act of 1934, as amended).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.             Description of Securities.
------              -------------------------

                         Not applicable.

Item 5.             Interests of Named Experts and Counsel.
------              --------------------------------------

     The law firm of Durham, Jones & Pinegar, P.C. (the "Firm"), Salt Lake City, counsel to the Company, has rendered an opinion attached as an exhibit hereto with respect to the legality of the shares of Common Stock to be registered herein. Two members of the firm, Messrs. Jeffrey Jones and Kevin Pinegar, as individuals, collectively own approximately 9,850 shares of Common Stock of the Company.

Item 6.             Indemnification of Directors and Officers.
------              -----------------------------------------

     Section 145 of the General Corporation Law of Delaware, together with
Article VII, Section 7, of the Bylaws of the Company, provide for indemnification of the Company's directors, officers, employees, fiduciaries or agents, subject to the Company's determination in each instance that indemnification is in accordance with the standards set forth in the General Corporation Law and in the Bylaws. The Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have power to indemnify him or her against the same liability under the provisions of the Bylaws. See Article VII, Section 7 of the Company's Bylaws, which is incorporated herein by reference and which qualifies the foregoing summary statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.             Exemption from Registration Claimed.
------              -----------------------------------

                         Not applicable.

Item 8.             Exhibits.
------              --------

4(a)   --           1998 Stock Option and Incentive Plan of Fonix Corporation
                    (the "1998 Plan")(incorporated by reference to the Company's
                    Preliminary Proxy Statement initially filed June 2,1998).

4(b)   --           Form of Consulting Agreement ("Consulting Agreement")
                    between the Company and certain consultants to the Company, pursuant to which consultants receive Common Stock and/or warrants to purchase Common Stock of the Company.

4(c)   --           Form of Option Agreement between the Company and certain
                    employees of the Company.

5      --           Opinion of Durham, Jones & Pinegar, P.C. regarding validity of Common Stock issuable pursuant to the 1998 Stock Option and Incentive Plan.

23(a)  --           Consent of Arthur Andersen LLP.

23(b)  --           Consent of Deloitte & Touche LLP.

23(c)  --           Consent of Pritchett, Siler & Hardy, P.C.

23(d)  --   Consent of Durham, Jones & Pinegar, P.C. (included in the
            opinion filed as Exhibit 5 to this Registration Statement).

Item 9.     Undertakings.
------      ------------

(a)  The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on March 18, 1999.

                         FONIX CORPORATION


                         By
                            /s/ Douglas L. Rex
                            ------------------------
                            Douglas L. Rex
                            Chief Financial Officer



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas L. Rex, his attorney-in-fact, with the power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


     Signature                   Title                     Date
     ---------                   -----                     ----


/s/ Stephen M. Studdert    Chairman of the Board     March 18, 1999
------------------------
Stephen M. Studdert        of Directors

/s/ Thomas A. Murdock      CEO and Director          March 18, 1999
-----------------------
Thomas A. Murdock          (Principal Executive
 Officer)

/s/ Roger D. Dudley        Executive Vice President  March 18, 1999
-----------------------
Roger D. Dudley            and Director

/s/ Joseph Verner Reed        Director             March 18, 1999
------------------------
Joseph Verner Reed


/s/ Rick D. Nydegger          Director             March 18, 1999
------------------------
Rick D. Nydegger


/s/ John A. Oberteuffer       Director             March 18, 1999
------------------------
John A. Oberteuffer, Ph.D.


/s/ Douglas L. Rex            Chief Financial      March 17, 1999
------------------------
Douglas L. Rex                Officer

                                 EXHIBIT INDEX
                                 -------------


Exhibits
--------

4(a)   -- 1998 Stock Option and Incentive Plan of Fonix Corporation (the "1998
          Plan")(incorporated by reference to the Company's Preliminary Proxy Statement initially filed June 2, 1998).

4(b)   -- Form of Consulting Agreement ("Consulting Agreement") between the
          Company and certain consultants to the Company, pursuant to which consultants receive Common Stock and/or warrants to purchase Common Stock of the Company.

4(c)   -- Form of Option Agreement between the Company and certain employees of the Company.

5      -- Opinion of Durham, Jones & Pinegar, P.C. regarding validity of Common
          Stock issuable pursuant to the Consulting Agreement.

23(a)  -- Consent of Arthur Andersen LLP.

23(b)  -- Consent of Deloitte & Touche LLP.

23(c)  -- Consent of Pritchett, Siler & Hardy, P.C.

23(d) -- Consent of Durham, Jones & Pinegar, P.C. (included in the opinion filed as Exhibit 5 to this Registration Statement).